EXHIBIT 24

                        Limited Purpose Power of Attorney

I, David J. Truitt, appoint Richard R. Rasmussen and Bradley C. Lynott as my true and lawful attorneys-in-fact to:

(1) Execute Forms 3, 4 and 5 for me in my capacity as a director of West Coast Bancorp ("WCB") in accordance with Section 16(a) of the Securities Exchange Act of 1934 and its rules;

(2) Do anything required on my behalf to complete and execute Forms 3, 4 and 5 and timely file them with the United States Securities and Exchange Commission, any stock exchange or similar authority;

(3) Undertake any other action, which in the opinion of the attorneys-in-fact, may benefit me, be in my best interest or be legally required by me under federal securities laws and regulations governing insider reporting.

I grant and appoint Richard R. Rasmussen and Bradley C. Lynott, each with the ability to act alone, full power to take all actions as required, necessary or advisable in the exercise of any of the rights and powers granted in this limited purpose power of attorney, as though performed by me personally with full power of substitution or revocation. I confirm and ratify all that either Richard R. Rasmussen or Bradley C. Lynott ratifies and confirms. I substitute and revoke all that Richard R. Rasmussen or Bradley C. Lynott substitutes and revokes in their actions on my behalf.

I understand that Richard R. Rasmussen and Bradley C. Lynott are performing these actions at my request and neither individual nor WCB is assuming any of my responsibilities to comply with federal securities laws and regulations governing insider reporting.

This power of attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 or until I revoke this power by delivering a written, signed and notarized document to Richard R. Rasmussen or Bradley C. Lynott.

Signed 27 February, 2004:

David J. Truitt                     /s/ David J. Truitt
---------------                     -------------------
Print Name                          Signature

STATE OF OREGON
COUNTY OF MARION

      On February 27, 2004, David J. Truitt personally appeared before me, signed this instrument and acknowledged it was executed by free and voluntary act, for the uses and purposes herein mentioned.

      IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal as of the day and year above written.

                                          /s/ Erica L. Vodden
                                          --------------------------------
                                          NOTARY PUBLIC - State of Oregon.
                                          My commission expires:  6/18/06